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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 2001


                                HUNT CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Pennsylvania                     1-8044                  21-0481254
     ------------                     ------                  ----------
    (State or other                 (Commission              (IRS Employer
Jurisdiction of Incorporation)      File Number)          Identification No.)



   One Commerce Square
   2005 Market Street
   Philadelphia, PA                                          19103-7085
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (215) 656-0300



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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         The Board of Directors of Hunt Corporation (the "Company") recently has taken the following actions:

         1. amended the Company's By-laws in various respects, including, without limitation, by: (i) adding a new Section 1.05 requiring that specified advance notice be given to the Company in order for a shareholder of the Company to nominate a person or persons for election as a director of the Company and/or to make other proposals for action at any annual or special meeting of shareholders, and (ii) amending Section 2.01 to reduce the number of directors of the Company from eleven to ten, effective on the date of the Company's 2001 Annual Meeting of Shareholders (which is scheduled to be held on April 18, 2001, and for which a record date of February 16, 2001, has been established.)

         2. amended the Company's Articles of Incorporation to delete the 50,000 shares of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") as a series of Preferred Shares which the Company is authorized to issue (such Series A Preferred Stock having originally been authorized for possible issuance under the Company's 1990 Rights Plan which expired by its terms on December 31, 2000); and

         3. restated in their entirety without further substantive change the Company's Articles of Incorporation, as previously amended (including the amendment referred to in (2) above.)

         Copies of the Company's Amended By-laws and Restated Articles of Incorporation are filed as exhibits to this report and reference is made to those exhibits.


Item 7.  Financial Statements and Exhibits

         (b) Exhibits. The following exhibits are filed herewith:

                  3(a) Restated Articles of Incorporation of the Company

                  3(b) Amended By-laws of the Company


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HUNT CORPORATION

Date:  January 30, 2001                By:  /s/ William E. Chandler
                                            ------------------------------------
                                            William E. Chandler
                                            Senior Vice President, Finance



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                                    EXHIBITS







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